EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48655, No. 33-69058 and No. 33-91090) pertaining to the Scholastic Corporation 401(K) Savings and Retirement Plan; Registration Statement (Form S-8 No. 33-46338) pertaining to the 1992 Stock Option Plan; Registration Statement (Form S-8 33-50128) pertaining to the 1992 Outside Directors' Stock Option Plan; Registration Statement (Form S-3 No. 333-17365) pertaining to $175,000,000 of Securities; Registration Statement (Form S-8 No. 333-62297) pertaining to Scholastic Corporation 1997 Outside Directors' Stock Option Plan; Registration Statement (Form S-8 No.333-65757) pertaining to the Scholastic Corporation 1995 Stock Option Plan; Registration Statement (Form S-8 No. 333-68181) pertaining to the Scholastic Corporation Employee Stock Purchase Plan; Registration Statement (Form S-8 No. 333-68185) pertaining to the Scholastic Corporation Management Stock Purchase Plan; and Registration Statement (Form S-3 No. 333-55238) pertaining to the issuance of up to $400,000,000 of Securities of our report dated July 18, 2001, with respect to the consolidated financial statements and schedule of Scholastic Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 2001.

                                                        /s/ ERNST & YOUNG LLP


New York, New York
August 24, 2001


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